Exhibit 5.1

KPMG LLP Chartered Professional Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone (604) 691-3000 Fax (604) 691-3031 Internet www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Fortuna Silver Mines Inc.

We, KPMG LLP, consent to the use of our reports, each dated March 10, 2020, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference into this Registration Statement on Form F-10, and to the reference to our firm under the heading “Interest of Experts” in the prospectus. Our report on the consolidated financial statements refers to changes to the accounting policy for leases in 2019 due to the adoption of IFRS 16, Leases.

/s/ KPMG LLP

Chartered Professional Accountants

April 29, 2020

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to

KPMG LLP.